UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the Regional Industrial Portfolio

On November 16, 2011, IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc. (the “Company”), entered into a definitive Agreement of Purchase and Sale of Property with a group of sellers set forth below (collectively, the “Seller”), to acquire a 100% fee interest in eight industrial buildings aggregating approximately 1.6 million square feet on 88.2 acres. The buildings are located in Sunrise, Florida; Forest Park, Georgia; Lithia Springs, Georgia; and Dallas, Texas (collectively referred to as the “Regional Industrial Portfolio”). The Seller is not affiliated with the Company or its affiliates. The Regional Industrial Portfolio is approximately 93% leased to 16 tenants with an average remaining lease term (based on square feet) of 4.6 years. Upon consummation of the acquisition, the lease agreements are expected to be assigned to and assumed by the Company, through its wholly-owned subsidiary. In general, the tenants will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of their respective properties.

The group of sellers includes Industrial Property Fund I, L.P., Industrial Property Fund II, L.P., Industrial Fund III, L.P., and Marina West, LLC.

The total aggregate purchase price is expected to be approximately $105.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. In connection with the execution of the purchase agreement, the Company deposited an aggregate amount of $2.0 million into an escrow account. Pursuant to the terms of the amended and restated advisory agreement, dated as of May 14, 2010 as extended to December 16, 2011 (the “Advisory Agreement”), by and among the Company, Industrial Income Operating Partnership LP, and Industrial Income Advisors LLC (the “Advisor”), the Company expects to pay an acquisition fee to the Advisor equal to 1% of the purchase price of this transaction. The Company plans to fund the acquisition using proceeds from the Company’s initial public offering and debt financing. The Company has not yet received financing commitments for this acquisition and there can be no assurances that the Company will be able to secure debt financing.

The acquisition of the Regional Industrial Portfolio is expected to close during the fourth quarter of 2011. There is no assurance that the Company will be able to purchase the Regional Industrial Portfolio on the terms set forth herein or at all. The consummation of the acquisition is subject to various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Regional Industrial Portfolio) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to secure debt financing and complete acquisitions under contract, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

November 22, 2011	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

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